 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 19, 2025

CAMBELL INTERNATIONAL HOLDING CORP.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-214469	98-1310024
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1-17-1 Zhaojia Road
Xinglongtai District
Panjin City, Liaoning Province
People’s Republic of China	124000
(Address of principal executive offices)	(Zip Code)

+86 15842767931

(Registrant’s telephone number, including area code)

BITMIS CORP.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered under Section 12(g) of the Exchange Act: None

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

TABLE OF CONTENTS’

Item No.	Description of Item	Page No.

Item 4.01	Item 4.01 Changes in Registrant's Certifying Accountant.	1

Item 4.01	Changes in Registrant’s Certifying Accountant.

Effective as of June 14, 2025, WWC, P.C. tendered its resignation as the independent registered public accounting firm for Cambell International Holding Corp., a Nevada corporation (the “Company’).

Previously, on December 30, 2022, a current report on Form 8-K was filed announcing that on December 30, 2022, Cambell International Holding Limited, a corporation organized under the laws of the British Virgin Islands (“Cambell International”), entered into a share exchange agreement with the Company and the shareholders of Cambell International to acquire all the issued and outstanding capital of Cambell International in exchange for the issuance by the Company of an aggregate of 1,000,000 shares of its common stock to certain shareholders (“Reverse Acquisition”). After the Reverse Acquisition, Cambell International became a wholly-owned subsidiary of the Company on December 30, 2022. The December 30, 2022 current report contained the auditor’s opinion and consent from WWC, PC (“WWC”), which also reflected that WWC had been the auditor since 2022. WWC also performed the review procedures for the quarterly reports on Form 10-Q for the quarters ended December 31, 2022 and March 31, 2023.

There was no 8-K filed prior to the announcement of the Reverse Acquisition announcing the resignation of the Company’s previous accountant, BF Borgers, and the subsequent appointment of WWC.

WWC’s audit report on the Company’s financial statements as of and for the fiscal year ended June 30, 2023 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles, except that the audit report on the financial statements of the Company for the fiscal year ended June 30, 2023, contained an uncertainty about the Company’s ability to continue as a going concern.

Since WWC’s appointment approximately during 2022 to its resignation that was effective as of June 14, 2025, there were: (i) no disagreements between the Company and WWC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of WWC would have caused WWC to make reference to the subject matter of the disagreement in its report on the financial statements for such year; and (ii) no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided WWC with a copy of the disclosures it is making in this Current Report on Form 8-K (the “Report”) prior to the time the Report was filed with the Securities and Exchange Commission (the “SEC”). WWC furnished a letter addressed to the SEC stating whether or not it agrees with the statements made herein. A copy of WWC’s letter dated June 14, 2025 is attached as Exhibit 16.1 hereto.

Effective as of June 14, 2025, the Board engaged GGF CPA Ltd. (“GGF”) as the Company’s independent registered public accounting firm, effective immediately. The Board engaged GGF to act as the Company’s independent registered public accounting firm for the fiscal year ended June 30, 2024.

During the fiscal year ended June 30, 2024, and in the subsequent period to current date, neither the Company nor anyone acting on its behalf has consulted with GGF regarding: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the Company’s financial statements, and neither a written report nor oral advice provided to the Company by GGF that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a “disagreement” or “reportable event” as those terms are defined in Item 304(a)(1) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

16.1	Letter from WWC CPA dated August 20, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 20, 2025	CAMBELL INTERNATIONAL HOLDING CORP.

	By:	/s/ Xiuzhi Sun
	Name:	Xiuzhi Sun
	Title:	Chief Executive Officer